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                                                                    Exhibit 5(d)





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                          1035 EXCHANGE INSTRUCTIONS


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1.   Processing Rules

     A 1035 exchange is one that qualifies under IRC Section 1035 guidelines.

     A 1035 exchange is for non-qualified funds only.

     The Home Office does not offer tax advice. Applicants and certificate owners should contact their own tax advisors.

     To qualify as a 1035 exchange, the following certificate types are required:

     * An annuity or life insurance contract in exchange for an annuity certificate.

     In addition, the following certificate type exchanges are required:

     *  Individual certificate to individual certificate;

     *  Joint certificate to joint certificate; and

     * Two individual certificates on same annuitant(s) with the same owner(s) to individual or joint certificate.

     The annuitant and owner on the exchanged contract must be the same on the new certificate.

     To qualify as a full 1035 exchange, all existing cash value must be transferred to the new certificate and none of the cash value can be refunded.

     Money from a 1035 exchange cannot be added to an existing annuity certificate--it must fund a new certificate.

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2.   Forms Requirements

     Annuity Application (form number which is approved in the state of application).

     Replacement form as required by state, if applicable.

     Assignment and Transfer Request Form (USL 8875) for IRC Section 1035(a) Exchange.

     External company's contract/policy or lost contract/policy statement.

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3.   Signature Requirements

     The annuitant of the new application (age 15 or older) must sign the Annuity Application.

     The proposed owner of the new certificate must sign the Annuity Application and the Assignment and Transfer Request Form (USL 8875).

     If the owner is a trust, the trustee must sign the application and the Assignment and Transfer Request Form (USL 8875) along with the trustee's title.
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                       QUALIFIED AND NON-QUALIFIED FUNDS
                             TRANSFER INSTRUCTIONS

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1.   Processing Rules

     A transfer occurs when an existing policy/contract or account is liquidated and proceeds are forwarded to another company or to the client.

     There are three types of transfers:

     * Trustee-to-Trustee (or Custodian) transfer: Proceeds are sent from one company directly to another company to fund a like plan (Example: TSA to TSA, IRA to IRA, Non-qualified to Non-qualified).

     * Direct Rollover: Proceeds are sent from one company directly to another company to fund a different type of plan (Example: TSA to IRA, 401(k) to IRA, etc.).

     * Rollover: Proceeds are sent from the original company to the owner. The owner then forwards the check to the new company within 60 days.

     Partial transfers are allowed.

     Please consult a tax advisor for any tax consequences.

     These types of transfers are not 1035 exchanges and do not qualify under IRC Section 1035 guidelines.

     A transfer may be qualified or non-qualified.

     NOTE: The Home Office is responsible for qualified administration of IRAs/SEPs only. Other than IRAs, qualified plans' administration is the responsibility of the customer or plan administrator. The Home Office does not provide a plan prototype.

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2.   Form Requirements

     Annuity Application (form number which is approved in the state of application).

     Replacement form as required by state, if applicable, and only when another ANNUITY CONTRACT is being replaced.

     External company/institution's contract or lost contract statement.

     Assignment and Transfer Request Form (USL 8875) if the funds are qualified and the Administrative Center is to request the funds. This same form is used if the funds are non-qualified and coming from a non-insurance/annuity contract and the Administrative Center is to request the funds.

     If the plan type is IRA, refer the customer to the IRA disclosure attached to the prospectus.

     If the plan type is SEP, submit IRS Form 5305 with the application.

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3.   Signature Requirements

     The annuitant/proposed owner of the new certificate (age 15 or older) must sign the Annuity Application (if different individuals, both must sign).

     The owner must sign the Assignment and Transfer Request Form (USL 8875).

     If the owner is a trust, then the trustee's signature and title is required on all appropriate forms.